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                                                                       EXHIBIT 4

                          REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT ("Agreement") is made and entered into as of March 29, 2002, by and among APEX INNOVATIONS, INC., a Delaware corporation (the "Corporation"), and the stockholders of the Corporation identified on EXHIBIT A attached hereto (collectively, the "Stockholders" and each, a "Stockholder").

                                    RECITALS

     A. WHEREAS, the Corporation and the Stockholders have entered into that certain Apex Innovations, Inc. Shareholder Agreement of even date herewith (the "Shareholder Agreement"); and

     B. WHEREAS, subject to the terms and conditions set forth herein and in the Shareholder Agreement, the Corporation has agreed to grant the Stockholders certain registration rights with respect to their shares (the "Shares") of common stock, par value $.001 per share, of the Corporation (the "Common Stock").

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the promises, mutual covenants and conditions herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

     SECTION 1.    GENERAL.

           1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

                 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

                 "REGISTER," "REGISTERED," "REGISTRATION" and "REGISTRATION STATEMENT" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

                 "REGISTRABLE SHARES" means the Shares and any shares of the Corporation's equity issued in respect thereof as a result of any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalization; PROVIDED, HOWEVER, that Registrable Shares shall cease to be Registrable Shares when (i) a Registration Statement covering all such Registrable Shares shall have become effective under the Securities Act, and such Registrable Shares shall have been disposed of in accordance with the Registration Statement, (ii) all such Registrable Shares may be transferred pursuant to Rule 144 under the Securities Act, as such rule may be amended from time to time, or any successor rule or regulation ("Rule 144") in any single calendar quarter, or (iii) such securities shall have ceased to be outstanding. The Stockholders desiring to sell shares pursuant to Rule 144 shall provide such

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Rule 144 representation letters in usual and customary form as may reasonably be requested by the Corporation's counsel to provide such opinion.

                 "REGISTRATION EXPENSES" shall mean all expenses incurred by the Corporation in complying with Sections 2.2 and 2.3 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Corporation, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Corporation which shall be paid in any event by the Corporation).

                 "SEC" or "COMMISSION" means the Securities and Exchange Commission.

                 "SECURITIES ACT" shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

        SECTION 2.    REGISTRATION RIGHTS.

           2.1   PIGGYBACK REGISTRATION.

                 (a) Whenever the Corporation shall propose to file a Registration Statement under the Securities Act relating to the public offering of Common Stock for sale for cash for its own account, the Corporation shall give written notice to each of the Stockholders at least forty-five (45) days prior to the anticipated filing thereof, specifying the approximate date on which the Corporation proposes to file such Registration Statement and the intended method of distribution in connection therewith, and advising each Stockholders of his or its right to have any or all of the Registrable Shares then held by such Stockholder included among the securities to be covered by such Registration Statement (the "Piggyback Rights"), and such Stockholder's right to have any or all of the Registrable Securities then held by such Stockholder included among the securities to be covered by such Registration Statement such that the Stockholder shall be entitled to receive, at his or its option, proceeds from the sale of his or its Shares to the public ("Share Rights").

                 (b) Subject to Section 2.1(d) hereof, in the event that the Stockholder has and shall elect to utilize its Piggyback Rights and Share Rights, the Corporation shall include in the Registration Statement the Registrable Securities identified by the Stockholder in a written request (the "Piggyback Request") given to the Corporation not later than fifteen (15) days prior to the proposed filing date of the Registration Statement. The Registrable Securities identified on the Piggyback Request shall be included in the Registration Statement on the same terms and conditions as the other shares of Common Stock included in the Registration Statement. The Corporation shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective as soon as practicable after the filing. Subject to the terms of this Agreement, the Corporation shall use commercially reasonable efforts to cause the Registration Statement to remain effective until the earlier of (i) the date on which all Registrable Shares covered by the Registration Statement have been sold to the public pursuant to the Registration Statement or (ii) 180 days after the

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           Registration Statement becomes effective; PROVIDED, HOWEVER, that the reporting requirements of Rule 144(c) under the Securities Act have been satisfied (the "Registration Effective Period").

                 (c) Notwithstanding anything in this Agreement to the contrary, no Stockholder shall have Piggyback Rights or Share Rights with respect to (i) a Registration relating solely to the sale of securities to participants in a Corporation stock plan or a transaction covered by Rule 145 under the Securities Act, (ii) a registration in which the only stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered, or (iii) any registration on any form which does not include substantially the same information as would be required to be included in a Registration Statement covering the sale of the Registrable Shares.

                 (d) If the lead managing underwriter selected by the Corporation for an underwritten offering for which Piggyback Rights are requested determines that marketing or other factors require a limitation on the number of shares of Common Stock to be offered and sold in such offering, then (i) such underwriter shall provide written notice thereof to each of the Corporation and the Stockholders, and (ii) the Corporation shall be required to include in the offering only that number of such securities, including Registrable Shares, which the underwriters reasonably determine will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling Stockholders according to the total amount of securities entitled to be included therein owned by each selling Stockholder or in such other proportions as shall mutually be agreed to by such selling Stockholders) but in no event shall the amount of securities of the selling Stockholders included in the offering be reduced below ten percent (10%) of the total amount of securities included in such offering.

           2.2 EXPENSES OF REGISTRATION. All Registration Expenses incurred by the Corporation in connection with any registration, qualification or compliance pursuant to Section 2.1 herein shall be borne by the Corporation.

           2.3 OBLIGATIONS OF THE CORPORATION. Whenever required to effect the registration of the Registrable Shares pursuant to Section 2.1, the Corporation shall, as expeditiously as reasonably possible:

                 (a) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the Registration Effective Period.

                 (b) Furnish to the Stockholders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Shares owned by them.

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                 (c)  Use all commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Stockholders; PROVIDED that the Corporation shall not be required in connection therewith or as a condition thereto to (i) qualify to do business as a foreign corporation in such states or jurisdictions, (ii) file a general consent to service of process in any such states or jurisdictions, or
           (iii) subject itself to taxation in any such state or jurisdiction by reason of such registration or qualification.

                 (d) Notify each Stockholder covered by such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which such statements were made. Thereafter, the Corporation shall use commercially reasonable efforts to prepare and file with the SEC and furnish to each Stockholder as promptly as practicable a reasonable number of copies of a supplement to or an amendment of such prospectus or other such documents as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which such statements were made.

                 (e) Use its best efforts to furnish, on the date that such Registrable Shares are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Corporation for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter dated as of such date, from the independent certified public accountants of the Corporation, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

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           2.4   DELAY OF REGISTRATION; FURNISHING INFORMATION.

                 (a) No Stockholder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

                 (b) It shall be a condition precedent to the obligations of the Corporation to take any action pursuant to Section 2.1 that the Stockholders shall furnish to the Corporation such information regarding themselves, the Registrable Shares held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Shares.

           2.5 INDEMNIFICATION. In the event any Registrable Shares are included in a Registration Statement under Section 2.1:

                 (a) To the extent permitted by law, the Corporation will indemnify and hold harmless each Stockholder, the partners, officers and directors of each Stockholder, any underwriter (as defined in the Securities Act) for such Stockholder and each person, if any, who controls such Stockholder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Corporation: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Corporation of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Corporation will pay as incurred to each such Stockholder, partner, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED HOWEVER, that the indemnity agreement contained in this Section 2.5(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Corporation, which consent shall not be unreasonably withheld, nor shall the Corporation be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs (i) in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Stockholder,

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           partner, officer, director, underwriter or controlling person of such
           Stockholder, or (ii) because of Stockholder's failure to send or give a copy of the final prospectus to the persons asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such person if such statement was corrected in such final prospectus and such Stockholder received the final prospectus in sufficient time to reasonably make such delivery.

                 (b) To the extent permitted by law, each Stockholder will indemnify and hold harmless the Corporation, each of its directors, its officers and each person, if any, who controls the Corporation within the meaning of the Securities Act, any underwriter and any other Stockholder selling securities under such registration statement or any of such other Stockholder's partners, directors or officers or any person who controls such Stockholder, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Stockholder under an instrument duly executed by such Stockholder and stated to be specifically for use in connection with such registration; and each such Stockholder will pay as incurred any legal or other expenses reasonably incurred by the Corporation or any such director, officer, controlling person, underwriter or other Stockholder, or partner, officer, director or controlling person of such other Stockholder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined in a final, non-appealable decision that there was such a Violation; PROVIDED, HOWEVER, that the indemnity agreement contained in this
           Section 2.5(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Stockholder, which consent shall not be unreasonably withheld; and PROVIDED, FURTHER, that in no event shall any indemnity under this Section 2.5(b) exceed the net proceeds from the offering received by the Stockholder, except in the case of willful fraud by such Stockholder.

                 (c)  Promptly after receipt by an indemnified party under this
           Section 2.5 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.5, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to both the indemnifying party and the indemnified party; PROVIDED, HOWEVER, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual

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           or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.5, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this
           Section 2.5.

                 (d) If the indemnification provided for in this Section 2.5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                 (e) The obligations of the Corporation and Stockholders under this Section 2.5 shall survive completion of any offering of Registrable Shares in a registration statement and the termination of this agreement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

        2.7 RULE 144 REPORTING. With a view to making available to the Stockholders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Shares to the public without registration, the Corporation agrees to:

                 (a) Make and keep public information available, as those terms are understood and defined in Rule 144 or any similar or analogous rule promulgated under the Securities Act;

                 (b) File with the SEC, in a timely manner, all reports and other documents required of the Corporation under the Exchange Act; and

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                 (c)  So long as a Stockholder owns any Registrable Shares, furnish to such Stockholder forthwith upon request: a written statement by the Corporation as to its compliance with the reporting requirements of said Rule 144 of the Securities Act and of the Exchange Act; a copy of the most recent annual or quarterly report of the Corporation; and such other reports and documents as a Stockholder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

        SECTION 3.    MISCELLANEOUS.

           3.1 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Delaware.

           3.2 SURVIVAL. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Stockholder and the closing of the transactions contemplated hereby until the end of any applicable statute of limitations. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Corporation pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Corporation hereunder solely as of the date of such certificate or instrument.

           3.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Shares from time to time; PROVIDED, HOWEVER, that prior to the receipt by the Corporation of adequate written notice of the transfer of any Registrable Shares specifying the full name and address of the transferee, The Corporation may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

           3.4 ENTIRE AGREEMENT. This Agreement, the Exhibits and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

           3.5 SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

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        3.6   AMENDMENT AND WAIVER.

              (a) Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Corporation and the Stockholders owning of record at least 80% of the Registrable Shares then outstanding. Any amendment or waiver effected in accordance with this Section 3.6 shall be binding upon each Stockholder and the Corporation; PROVIDED, HOWEVER, that no such amendment or waiver shall disproportionately affect a Stockholder adversely without such Stockholder's consent. By acceptance of any benefits under this Agreement, the Stockholders hereby agree to be bound by the provisions hereunder.

              (b) Except as otherwise expressly provided, the obligations of the Corporation and the rights of the Stockholders under this Agreement may be waived only with the written consent of the holders of at least a majority of the Registrable Shares.

        3.7 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or EXHIBIT A hereto or at such other address as such party may designate by ten
(10) days advance written notice to the other parties hereto.

        3.8 ATTORNEYS' FEES. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

        3.9 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. This Agreement may be executed by any party by delivery of a facsimile signature, which signature shall have the same force and effect as an original signature. Any party which delivers a facsimile signature shall promptly thereafter deliver an originally executed signature to the other party(ies); provided, however, that the failure to deliver an original signature page shall not affect the validity of any signature delivered by facsimile.

        3.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

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     This Registration Rights Agreement has been executed and delivered as of the date first stated above.

                                   APEX INNOVATIONS, INC.
                                   800 West 47th Street, Suite 300
                                   Kansas City, Missouri 64112

                                   By: /s/ Wayne A. Abrams
                                      --------------------------------

                                   Printed Name:
                                                ----------------------

                                   Title:
                                         -----------------------------

                                   STOCKHOLDERS:

                                   SPENCER REED GROUP, INC.

                                   By: /s/ William T. Solon
                                      --------------------------------

                                   Printed Name:
                                                ----------------------

                                   Title:
                                         -----------------------------

                                   GSIG, LLC

                                   By: /s/ Wayne A. Abrams
                                      --------------------------------

                                   Printed Name:
                                                ----------------------

                                   Title:
                                         -----------------------------

                                   GSWG, LLC

                                   By: /s/ Joe G. Abrams
                                      --------------------------------

                                   Printed Name:
                                                ----------------------

                                   Title:
                                         -----------------------------

                                   WAYNE A. ABRAMS

                                   /s/ Wayne A. Abrams
                                   -----------------------------------

                                   JOE G. ABRAMS

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                                   /s/ Joe G. Abrams
                                   -----------------------------------

                                   TOROTEL INC.

                                   By: /s/ Dale H. Sizemore
                                      --------------------------------

                                   Printed Name:
                                                ----------------------

                                   Title:
                                         -----------------------------

                                   CALOYERAS 1982 REVOCABLE TRUST

                                   By: /s/ Peter B. Caloyeras
                                      --------------------------------

                                   Printed Name:
                                                ----------------------

                                   Title:
                                         -----------------------------

                                   CALOYERAS FAMILY PARTNERSHIP

                                   By: /s/  Peter B. Caloyeras
                                      --------------------------------

                                   Printed Name:
                                                ----------------------

                                   Title:
                                         -----------------------------

                                   JAMES A. BROWN

                                   /s/  James A. Brown
                                   -----------------------------------

                                    EXHIBIT A

                                  STOCKHOLDERS

Spencer Reed Group, Inc.
6900 College Boulevard, Suite 1
Overland Park, Kansas 66211

GSIG, LLC
6951 Hallet
Shawnee, Kansas 66216

GSWG, LLC
6720 Halsey
Shawnee, Kansas 66216

Wayne A. Abrams
6951 Hallet
Shawnee, Kansas 66216

Joe G. Abrams
6720 Halsey
Shawnee, Kansas 66216

Torotel Inc.
13402 South 71 Highway
Grandview, Missouri 64030-3104

Caloyeras 1982 Revocable Trust
2041 West 139th Street
Gardena, California 90249

Caloyeras Family Partnership
2041 West 139th Street
Gardena, California 90249

James A. Brown
12213 Norwood Drive
Leawood, Kansas 66209